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                                                                     EXHIBIT (i)

SUNAMERICA ASSET MANAGEMENT CORP.

The SunAmerica Center
733 Third Avenue
New York, NY 10017
212.551.5969
800.858.8850
                                                           [Logo]


                                  July 19, 2001



Gentlemen:



                This opinion is being furnished in connection with the filing by Seasons Series Trust, a Massachusetts business trust (the "Trust"), of Post-Effective Amendment No. 14 (the "Amendment") to the Registration Statement on Form N-1A (the "Registration Statement") which registers an indefinite number of shares of beneficial interest of the Focus Value Portfolio series of the Trust, $.01 par value, (the "Shares") under the Securities Act of 1933, as amended (the "1933 Act"), pursuant to the Trust's Registration Statement.


                As counsel for the Trust, I am familiar with the proceedings taken by the Trust in connection with the authorization, issuance and sale of the Shares. In addition, I have examined the Trust's Declaration of Trust, By-Laws and such other documents that have been deemed relevant to the matters referred to herein.

                Based upon the foregoing, I am of the opinion that, upon issuance and sale of the Shares in the manner referred to in the Amendment, the Shares will be legally issued, fully paid and nonassessable shares of beneficial interest of the Trust. However, I note that as set forth in the Registration Statement, shareholders of Seasons Series Trust might, under certain circumstances, be liable for transactions effected by the Trust.

                I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Amendment, and to the filing of this opinion under the securities laws of any state.


                                      Very truly yours,



                                   By:/s/ Robert M. Zakem
                                      -------------------
                                      Robert M. Zakem
                                      Senior Vice President and General Counsel